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News Release
HP Inc. Reports Fiscal 2018 Third Quarter Results

PALO ALTO, CA – (GlobeNewswire) – August 23, 2018 – HP (NYSE: HPQ)
●	Third quarter GAAP diluted net earnings per share ("EPS") of $0.54, above the previously provided outlook of $0.47 to $0.51 per share
●	Third quarter non-GAAP diluted net EPS of $0.52, within the previously provided outlook of $0.49 to $0.52 per share
●	Third quarter net revenue of $14.6 billion, up 12% (up 9% in constant currency) from the prior-year period
●	Third quarter net cash provided by operating activities of $1.5 billion
●	Third quarter free cash flow of $1.4 billion
●	Third quarter returned $919 million to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2018 third quarter financial performance
	Q3 FY18	Q3 FY17	Y/Y
GAAP net revenue ($B)	$14.6	$13.1	12%
GAAP operating margin	7.4%	7.3%	0.1pts
GAAP net earnings ($B)	$0.9	$0.7	26%
GAAP diluted net EPS	$0.54	$0.41	32%
Non-GAAP operating margin	7.3%	7.7%	(0.4)pts
Non-GAAP net earnings ($B)	$0.8	$0.7	14%
Non-GAAP diluted net EPS	$0.52	$0.43	21%
Net cash provided by operating activities ($B)	$1.5	$1.8	(15)%
Free cash flow ($B)	$1.4	$1.7	(18)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. (“HP”) announced fiscal 2018 third quarter net revenue of $14.6 billion, up 12% (up 9% in constant currency) from the prior-year period.

Third quarter GAAP diluted net EPS was $0.54, up from $0.41 in the prior-year period and above the previously provided outlook of $0.47 to $0.51. Third quarter non-GAAP diluted net EPS was $0.52, up from $0.43 in the prior-year period and within the previously provided outlook of $0.49 to $0.52. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $40 million, or $0.02 per share, related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), and tax adjustments.

“Q3 was another strong quarter, with consistent and balanced performance across segments and regions”, said Dion Weisler, President and CEO, HP Inc. “We delivered differentiated innovation in our core, advanced our growth initiatives and are investing in our future while delivering profitable growth, with non-GAAP EPS up 21% year over year.”

Asset management
HP’s net cash provided by operating activities in the third quarter of fiscal 2018 was $1.5 billion. Accounts receivable ended the quarter at $4.6 billion, down 2 days quarter over quarter to 28 days. Inventory ended the quarter at $6.1 billion, up 2 days quarter over quarter to 46 days. Accounts payable ended the quarter at $14.2 billion, up 4 days quarter over quarter to 108 days.

HP generated $1.4 billion of free cash flow in the third quarter. Free cash flow includes net cash provided by operating activities and net investments in property, plant and equipment of $117 million.

HP’s dividend payment of $0.1393 per share in the third quarter resulted in cash usage of $0.2 billion. HP also utilized $0.7 billion of cash during the quarter to repurchase approximately 30.4 million shares of common stock in the open market. As a result, HP returned 66% of its free cash flow to shareholders in the third quarter. HP exited the quarter with $7.1 billion in gross cash, which includes cash and cash equivalents and short-term investments of $0.9 billion included in other current assets.

Fiscal 2018 third quarter segment results

•
Personal Systems net revenue was up 12% year over year (up 9% in constant currency) with a 3.9% operating margin. Commercial net revenue increased 13% and Consumer net revenue increased 10%. Total units were up 6% with Notebooks units up 6% and Desktops units up 7%.

•
Printing net revenue was up 11% year over year (up 9% in constant currency) with a 16.0% operating margin. Total hardware units were up 12% with Commercial hardware units up 91% and Consumer hardware units up 2%. Supplies net revenue was up 8% (up 6% in constant currency).

Outlook
For the fiscal 2018 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.48 to $0.51 and non-GAAP diluted net EPS to be in the range of $0.52 to $0.55. Fiscal 2018 fourth quarter non-GAAP diluted net EPS estimates exclude $0.04 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), tax adjustments and the related tax impact on these items.

For fiscal 2018, HP raises estimates for GAAP diluted net EPS to be in the range of $2.82 to $2.85 and non-GAAP diluted net EPS to be in the range of $2.00 to $2.03. Fiscal 2018 non-GAAP diluted net EPS estimates exclude $0.82 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), debt extinguishment costs, tax adjustments and the related tax impact on these items. In addition, HP continues to anticipate generating free cash flow of at least $3.7 billion for fiscal 2018.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/investor/home.

HP's FY18 Q3 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2018Q3Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings, diluted net EPS, cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net EPS, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our sustainability goals, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP's tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2018 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2018	April 30, 2018	July 31, 2017
Net revenue	$14,586	$14,003	$13,060
Costs and expenses:
Cost of revenue	11,898	11,301	10,633
Research and development	347	356	289
Selling, general and administrative	1,227	1,260	1,097
Restructuring and other charges	4	57	46
Acquisition-related charges	10	45	40
Amortization of intangible assets	20	20	—
Total costs and expenses	13,506	13,039	12,105

Earnings from operations	1,080	964	955
Interest and other, net	(62)	(881)	(56)
Earnings before taxes	1,018	83	899
(Provision for) benefit from taxes	(138)	975	(203)
Net earnings	$880	$1,058	$696

Net earnings per share:
Basic	$0.55	$0.65	$0.41
Diluted	$0.54	$0.64	$0.41

Cash dividends declared per share	$0.28	$—	$0.26

Weighted-average shares used to compute net earnings per share:
Basic	1,601	1,630	1,681
Diluted	1,618	1,646	1,695

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31,
	2018	2017
Net revenue	$43,106	$38,129
Costs and expenses:
Cost of revenue	35,134	31,071
Research and development	1,050	899
Selling, general and administrative	3,656	3,204
Restructuring and other charges	92	249
Acquisition-related charges	97	76
Amortization of intangible assets	60	1
Total costs and expenses	40,089	35,500

Earnings from operations	3,017	2,629
Interest and other, net	(1,011)	(201)
Earnings from operations before taxes	2,006	2,428
Benefit from (provision for) taxes	1,870	(562)
Net earnings	$3,876	$1,866

Net earnings per share:
Basic	$2.38	$1.10
Diluted	$2.36	$1.09

Cash dividends declared per share	$0.56	$0.53

Weighted-average shares used to compute net earnings per share:
Basic	1,627	1,694
Diluted	1,645	1,705

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended July 31, 2018	Diluted net earnings per share	Three months ended April 30, 2018	Diluted net earnings per share	Three months ended July 31, 2017	Diluted net earnings per share
GAAP net earnings	$880	$0.54	$1,058	$0.64	$696	$0.41
Non-GAAP adjustments:
Restructuring and other charges	4	—	57	0.03	46	0.03
Acquisition-related charges	10	0.01	45	0.03	40	0.02
Amortization of intangible assets	20	0.01	20	0.01	—	—
Non-operating retirement-related credits	(56)	(0.03)	(53)	(0.03)	(34)	(0.02)
Defined benefit plan settlement charges	1	—	—	—	1	—
Debt extinguishment costs	—	—	126	0.08	—	—
Tax adjustments	(19)	(0.01)	(455)	(0.28)	(14)	(0.01)
Non-GAAP net earnings	$840	$0.52	$798	$0.48	$735	$0.43

GAAP earnings from operations	$1,080		$964		$955
Non-GAAP adjustments:
Restructuring and other charges	4		57		46
Acquisition-related charges	10		45		40
Amortization of intangible assets	20		20		—
Non-operating retirement-related credits	(56)		(53)		(34)
Defined benefit plan settlement charges	1		—		1
Non-GAAP earnings	$1,059		$1,033		$1,008

GAAP operating margin	7%		7%		7%
Non-GAAP adjustments	0%		0%		1%
Non-GAAP operating margin	7%		7%		8%

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31, 2018	Diluted net earnings per share	Nine months ended July 31, 2017	Diluted net earnings per share
GAAP net earnings	$3,876	$2.36	$1,866	$1.09
Non-GAAP adjustments:
Restructuring and other charges	92	0.06	249	0.15
Acquisition-related charges	97	0.06	76	0.04
Amortization of intangible assets	60	0.04	1	—
Non-operating retirement-related credits	(165)	(0.10)	(101)	(0.06)
Defined benefit plan settlement charges	2	—	4	—
Debt extinguishment costs	126	0.08	—	—
Tax adjustments	(1,647)	(1.02)	(29)	(0.01)
Non-GAAP net earnings	$2,441	$1.48	$2,066	$1.21

GAAP earnings from operations	$3,017		$2,629
Non-GAAP adjustments:
Restructuring and other charges	92		249
Acquisition-related charges	97		76
Amortization of intangible assets	60		1
Non-operating retirement-related credits	(165)		(101)
Defined benefit plan settlement charges	2		4
Non-GAAP earnings	$3,103		$2,858

GAAP operating margin	7%		7%
Non-GAAP adjustments	0%		1%
Non-GAAP operating margin	7%		8%

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,195	$6,997
Accounts receivable	4,615	4,414
Inventory	6,091	5,786
Other current assets	4,875	5,121
Total current assets	21,776	22,318
Property, plant and equipment	2,112	1,878
Goodwill	5,930	5,622
Other non-current assets	4,436	3,095
Total assets	$34,254	$32,913

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$2,681	$1,072
Accounts payable	14,245	13,279
Employee compensation and benefits	1,008	894
Taxes on earnings	265	214
Deferred revenue	1,099	1,012
Other accrued liabilities	6,208	5,941
Total current liabilities	25,506	22,412
Long-term debt	4,503	6,747
Other non-current liabilities	6,012	7,162
Stockholders' deficit	(1,767)	(3,408)
Total liabilities and stockholders' deficit	$34,254	$32,913

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended July 31
	2018	2017
Cash flows from operating activities:
Net earnings	$880	$696
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	132	90
Stock-based compensation expense	55	46
Restructuring and other charges	4	46
Deferred taxes on earnings	149	207
Other, net	36	48
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(15)	(504)
Inventory	(571)	(459)
Accounts payable	1,187	1,712
Taxes on earnings	(134)	(68)
Restructuring and other	(30)	(58)
Other assets and liabilities	(179)	19
Net cash provided by operating activities	1,514	1,775
Cash flows from investing activities:
Investment in property, plant and equipment	(117)	(61)
Purchases of available-for-sale securities and other investments	(16)	(1,035)
Maturities and sales of available-for-sale securities and other investments	243	—
Collateral posted for derivative instruments	(240)	(540)
Collateral returned for derivative instruments	445	154
Payment made in connection with business acquisition, net of cash acquired	(16)	—
Net cash provided by (used in) investing activities	299	(1,482)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	740	972
Proceeds from short-term borrowings with original maturities greater than 90 days	412	—
Payment of short-term borrowings with original maturities greater than 90 days	(97)	—
Payment of debt	(33)	(21)
Net proceeds related to stock-based award activities	32	24
Repurchase of common stock	(696)	(302)
Cash dividends paid	(223)	(222)
Net cash provided by financing activities	135	451
Increase in cash and cash equivalents	1,948	744
Cash and cash equivalents at beginning of period	4,247	6,223
Cash and cash equivalents at end of period	$6,195	$6,967

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended July 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$3,876	$1,866
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	388	263
Stock-based compensation expense	203	169
Restructuring and other charges	92	249
Deferred taxes on earnings	(3,167)	412
Other, net	234	69
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	23	(215)
Inventory	(121)	(731)
Accounts payable	910	1,738
Taxes on earnings	801	(245)
Restructuring and other	(207)	(155)
Other assets and liabilities	528	(423)
Net cash provided by operating activities	3,560	2,997
Cash flows from investing activities:
Investment in property, plant and equipment	(359)	(237)
Proceeds from sale of property, plant and equipment	110	69
Purchases of available-for-sale securities and other investments	(320)	(1,038)
Maturities and sales of available-for-sale securities and other investments	588	2
Collateral posted for derivative instruments	(1,141)	(798)
Collateral returned for derivative instruments	1,355	279
Payment made in connection with business acquisition, net of cash acquired	(1,036)	—
Net cash used in investing activities	(803)	(1,723)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	1,577	1,046
Proceeds from short-term borrowings with original maturities greater than 90 days	712	—
Proceeds from debt, net of issuance costs	—	5
Payment of short-term borrowings with original maturities greater than 90 days	(1,184)	(3)
Payment of debt	(2,059)	(62)
Settlement of cash flow hedges	—	(9)
Net proceeds related to stock-based award activities	34	12
Repurchase of common stock	(1,959)	(911)
Cash dividends paid	(680)	(673)
Net cash used in financing activities	(3,559)	(595)
(Decrease) / Increase in cash and cash equivalents	(802)	679
Cash and cash equivalents at beginning of period	6,997	6,288
Cash and cash equivalents at end of period	$6,195	$6,967

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31, 2018	April 30, 2018	July 31, 2017
Net revenue:(a)
Personal Systems	$9,395	$8,762	$8,385
Printing	5,188	5,241	4,677
Corporate Investments	1	1	2
Total segments	14,584	14,004	13,064
Other	2	(1)	(4)
Total net revenue	$14,586	$14,003	$13,060

Earnings before taxes:(a)
Personal Systems	$365	$331	$313
Printing	832	839	807
Corporate Investments	(22)	(21)	(20)
Total segment earnings from operations	1,175	1,149	1,100
Corporate and unallocated costs and other	(61)	(53)	(46)
Stock-based compensation expense	(55)	(63)	(46)
Restructuring and other charges	(4)	(57)	(46)
Acquisition-related charges	(10)	(45)	(40)
Amortization of intangible assets	(20)	(20)	—
Non-operating retirement-related credits	56	53	34
Defined benefit plan settlement charges	(1)	—	(1)
Interest and other, net	(62)	(881)	(56)
Total earnings before taxes	$1,018	$83	$899

(a)
Effective at the beginning of its first quarter of fiscal year 2018, HP implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting HP’s consolidated net revenue, have now been reclassified from Other to segments. HP has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,
	2018	2017
Net revenue:(a)
Personal Systems	$27,597	$24,254
Printing	15,505	13,869
Corporate Investments	3	7
Total segments	43,105	38,130
Other	1	(1)
Total net revenue	$43,106	$38,129

Earnings before taxes:(a)
Personal Systems	$1,033	$869
Printing	2,472	2,341
Corporate Investments	(62)	(69)
Total segment earnings from operations	3,443	3,141
Corporate and unallocated costs and other	(137)	(114)
Stock-based compensation expense	(203)	(169)
Restructuring and other charges	(92)	(249)
Acquisition-related charges	(97)	(76)
Amortization of intangible assets	(60)	(1)
Non-operating retirement-related credits	165	101
Defined benefit plan settlement charges	(2)	(4)
Interest and other, net	(1,011)	(201)
Total earnings before taxes	$2,006	$2,428

(a)
Effective at the beginning of its first quarter of fiscal year 2018, HP implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting HP’s consolidated net revenue, have now been reclassified from Other to segments. HP has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2018	April 30, 2018	July 31, 2017	Q/Q	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$5,634	$5,153	$5,008	9%	13%
Desktops	2,869	2,752	2,566	4%	12%
Workstations	588	538	530	9%	11%
Other	304	319	281	(5)%	8%
Total Personal Systems	9,395	8,762	8,385	7%	12%
Printing
Supplies	3,405	3,434	3,145	(1)%	8%
Commercial Hardware	1,170	1,186	940	(1)%	24%
Consumer Hardware	613	621	592	(1)%	4%
Total Printing	5,188	5,241	4,677	(1)%	11%
Corporate Investments	1	1	2	—%	(50)%
Total segments	14,584	14,004	13,064	4%	12%
Other(b)	2	(1)	(4)	NM	NM
Total net revenue	$14,586	$14,003	$13,060	4%	12%

(a)
Effective at the beginning of its first quarter of fiscal year 2018, HP implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting HP’s consolidated net revenue, have now been reclassified from Other to segments. HP has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,		Change (%)
	2018	2017	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$16,382	$14,391	14%
Desktops	8,576	7,477	15%
Workstations	1,669	1,516	10%
Other	970	870	11%
Total Personal Systems	27,597	24,254	14%
Printing
Supplies	10,190	9,368	9%
Commercial Hardware	3,426	2,715	26%
Consumer Hardware	1,889	1,786	6%
Total Printing	15,505	13,869	12%
Corporate Investments	3	7	(57)%
Total segments	43,105	38,130	13%
Other(b)	1	(1)	NM
Total net revenue	$43,106	$38,129	13%

(a)
Effective at the beginning of its first quarter of fiscal year 2018, HP implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting HP’s consolidated net revenue, have now been reclassified from Other to segments. HP has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	July 31, 2018	April 30, 2018	July 31, 2017	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	3.9%	3.8%	3.7%	0.1	pts	0.2	pts
Printing	16.0%	16.0%	17.3%	—		(1.3	)pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segments	8.1%	8.2%	8.4%	(0.1	)pts	(0.3	)pts

(a)
Effective at the beginning of its first quarter of fiscal year 2018, HP implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting HP’s consolidated net revenue, have now been reclassified from Other to segments. HP has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2018	April 30, 2018	July 31, 2017
Numerator:
GAAP net earnings	$880	$1,058	$696
Non-GAAP net earnings	$840	$798	$735

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,601	1,630	1,681
Dilutive effect of employee stock plans(a)	17	16	14
Weighted-average shares used to compute diluted net earnings per share	1,618	1,646	1,695

GAAP diluted net earnings per share	$0.54	$0.64	$0.41
Non-GAAP diluted net earnings per share	$0.52	$0.48	$0.43

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31,
	2018	2017
Numerator:
GAAP net earnings	$3,876	$1,866
Non-GAAP net earnings	$2,441	$2,066

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,627	1,694
Dilutive effect of employee stock plans(a)	18	11
Weighted-average shares used to compute diluted net earnings per share	1,645	1,705

GAAP diluted net earnings per share	$2.36	$1.09
Non-GAAP diluted net earnings per share	$1.48	$1.21

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly average exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets and non-operating retirement-related credits/(charges). Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, debt extinguishment costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•
HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and provides better transparency into the segment operating results.

•
HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurred debt extinguishment costs related to the March 2018 repurchase of certain of its outstanding U.S. dollar global notes. These costs primarily included bond repurchase premiums and losses from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•	Tax adjustments include U.S. tax reform adjustment and net tax indemnification amounts.

•
HP recorded U.S. tax reform adjustment as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017. These charges encompass several elements, including the reversal of previously accrued taxes on unrepatriated overseas profits, a one-time transition tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities to the new U.S. tax rate. These charges are provisional based on reasonable estimates. Changes to these estimates, new guidance issued by regulators and new positions taken or elections made by HP may materially impact provision for income taxes and effective tax rate in the period in which the adjustments are made. HP expects the accounting for the tax effects of the Tax Cuts and Jobs Act will be completed during the one year measurement period.

•
As a part of the separation of Hewlett Packard Enterprise Company from HP Inc. (the “Separation”), HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as net tax indemnifications amounts for the quarter. As part of the Separation, HP also recorded several Separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain Separation-related deferred tax expense.

HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes the effect of investment in property, plant and equipment and proceeds from the sale of property, plant and equipment that are not reflected in net cash provided by operating activities, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and unrealized gains/losses on fair value hedges and interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related credits/(charges), defined benefit plan settlement charges, debt extinguishment costs and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP tax rate, non-GAAP total operating expense, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2018 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.